                                                                   EXHIBIT 15(a)

                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT




To the Board of Directors and Shareholders of Sysco Corporation:

We have reviewed the accompanying consolidated balance sheets of Sysco Corporation (a Delaware corporation) and its subsidiaries as of March 29, 2003 and March 30, 2002, and the related statements of consolidated results of operations and cash flows for the thirteen-week and thirty-nine week periods then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of Sysco Corporation and subsidiaries as of June 29, 2002, and the related consolidated results of operations, shareholders' equity and cash flows for the year then ended (not presented herein) and in our report dated July 31, 2002, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of June 29, 2002, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                          /s/  Ernst & Young LLP


Houston, Texas
May 12, 2003